ACTIVE 696074304v9 LOAN AGREEMENT This Loan Agreement (this “Agreement”), dated as of April 12, 2024, is between Bank of America, N.A. (the “Bank”) and LifeVantage Corporation, a Delaware corporation (the “Borrower”). 1. DEFINITIONS In addition to the terms which are defined elsewhere in this Agreement, the following terms have the meanings indicated for the purposes of this Agreement: “Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation. “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230. “EBITDA” means GAAP net income, less income or plus loss from discontinued operations (including unusual and infrequent items, agreed to at the reasonable discretion of the Bank), plus income taxes, plus interest expense, plus depreciation, depletion, and amortization, plus loss or less gain from non-cash foreign exchange transactions and plus share-based compensation expense. “Guarantor” means any person, if any, providing a guaranty with respect to the obligations hereunder. “Obligor” means any Borrower, Guarantor and/or Pledgor, or if the Borrower is comprised of the trustees of a trust, any trustor. “Pledgor” means any person, if any, providing a pledge of collateral with respect to the obligations hereunder. “Related Party” means, individually and collectively, each of the Obligors and their respective subsidiaries. 2. LINE OF CREDIT AMOUNT AND TERMS 2.1 Line of Credit Amount. (a) During the availability period described below, the Bank will provide a line of credit to the Borrower (the “Line of Credit”). The amount of the Line of Credit (the “Commitment”) is $5,000,000. (b) This is a revolving line of credit. During the availability period, the Borrower may repay principal amounts and reborrow them. (c) The Borrower agrees not to permit the principal balance outstanding to exceed the Commitment. If the Borrower exceeds this limit, the Borrower will immediately pay the excess to the Bank upon the Bank’s demand.

2 ACTIVE 696074304v9 2.2 Availability Period. The Line of Credit is available between the date of this Agreement and April 12, 2027, or such earlier date as the availability may terminate as provided in this Agreement (the “Expiration Date”). 2.3 Repayment Terms. (a) The Borrower will pay interest on May 31, 2024, and then on the last day of each month thereafter until payment in full of all principal outstanding under this facility. The amount of each interest payment shall be the amount of accrued interest on the Line of Credit as of the interest payment date or such earlier accrual date as indicated on the billing statement for such interest payment. For the avoidance of doubt, Borrower will not be required to repay principal until the Expiration Date unless otherwise required under the terms of this Agreement. (b) The Borrower will repay in full all principal, interest or other charges outstanding under this Agreement no later than the Expiration Date. (c) The Borrower may prepay the Line of Credit in full or in part at any time. The prepayment will be applied to the most remote payment of principal due under this Agreement. 2.4 Interest Rate. (a) The interest rate is a rate per year equal to the sum of (i) the greater of the Term SOFR Daily Floating Rate or the Index Floor, plus (ii) 2.00%. For the purposes of this paragraph, “Index Floor” means 0.00%. (b) The “Term SOFR Daily Floating Rate” is a fluctuating rate of interest which can change on each banking day. The rate will be adjusted on each banking day to equal the Term SOFR Screen Rate two (2) U.S. Government Securities Business Days prior to the date of determination for a one month term beginning on that date; provided that if such rate is not published prior to 11:00 a.m. Eastern time on such determination date then the Term SOFR Daily Floating Rate will be the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto for a one month term beginning on that date, in each case, plus the SOFR Adjustment. If at any time the Term SOFR Daily Floating Rate is less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. For purposes of this paragraph only: (i) “CME” means CME Group Benchmark Administration Limited. (ii) “SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator). (iii) “SOFR Adjustment” with respect to the Term SOFR Daily Floating Rate, means 0.10% per annum.

3 ACTIVE 696074304v9 (iv) “Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Bank) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Bank from time to time). (v) “U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. 2.5 Letters of Credit. (a) As a subfacility under the Line of Credit, during the availability period, the Bank agrees from time to time to issue or cause an affiliate to issue standby letters of credit for the account of the Borrower (each a “Letter of Credit,” and collectively “Letters of Credit”); provided, however, that the aggregate drawn and undrawn amount of all outstanding Letters of Credit shall not at any time exceed $1,000,000. The form and substance of each Letter of Credit shall be subject to approval by the Bank, in its sole discretion. Each Letter of Credit shall be issued for a term, as designated by the Borrower, not to exceed 365 days; provided, however, that no Letter of Credit shall have an expiration date more than 365 days beyond the Expiration Date. Standby letters of credit may include a provision providing that their expiry date will automatically be extended each year for an additional one-year period unless the Bank delivers written notice to the contrary. The undrawn amount of all Letters of Credit shall be reserved under the Line of Credit and such amount shall not be available for borrowings. Each Letter of Credit shall be subject to the additional terms and conditions of the Letter of Credit agreements, applications and any related documents required by the Bank in connection with the issuance of Letters of Credit. At the option of the Bank, any drawing paid under a Letter of Credit may be deemed an advance under the Line of Credit and shall be repaid by the Borrower in accordance with the terms and conditions of this Agreement applicable to such advances; provided however, that if advances under the Line of Credit are not available, for any reason, at the time any drawing is paid, then the Borrower shall immediately pay to the Bank the full amount drawn, together with interest from the date such drawing is paid to the date such amount is fully repaid by the Borrower, at the rate of interest applicable to advances under the Line of Credit. In such event the Borrower agrees that the Bank, in its sole discretion, may debit any account maintained by the Borrower with the Bank for the amount of any such drawing. The Borrower agrees to deposit in a cash collateral account with the Bank an amount equal to the aggregate outstanding undrawn face amount of all letters of credit which remain outstanding on the Expiration Date. The Borrower grants a security interest in such cash collateral account to the Bank. Amounts held in such cash collateral account shall be applied by the Bank to the payment of drafts drawn under such letters of credit and to the obligations and liabilities of the Borrower to the Bank, in such order of application as the Bank may in its sole discretion elect.

4 ACTIVE 696074304v9 (b) The Borrower shall pay the Bank a non-refundable fee equal to 2.00% per annum of the outstanding undrawn amount of each standby letter of credit, payable annually in advance, calculated on the basis of the face amount outstanding on the day the fee is calculated. 3. COLLATERAL 3.1 Personal Property. The personal property listed below now owned or owned in the future by the parties listed below will secure the Borrower’s obligations to the Bank under this Agreement or, if the collateral is owned by a Guarantor, will secure the guaranty, if so indicated in the security agreement. The collateral is further defined in security agreement(s) executed by the owners of the collateral. (a) Equipment and fixtures owned by each Obligor. (b) Inventory owned by each Obligor. (c) Receivables owned by each Obligor. (d) Patents, trademarks and other general intangibles owned by each Obligor. (e) All other personal property owned by each Obligor. 4. LOAN ADMINISTRATION AND FEES 4.1 Fees. The Borrower will pay to the Bank the fees set forth on Schedule A. 4.2 Collection of Payments; Payments Generally. (a) Regularly scheduled interest and principal payments will be made by debit to a deposit account, if direct debit is provided for in this Agreement or is otherwise authorized by the Borrower. For regularly scheduled interest and principal payments not made by direct debit and for all other payments, such payments will be made by such other method as may be permitted by the Bank. (b) Each disbursement by the Bank and each payment by the Borrower will be evidenced by records kept by the Bank which will, absent manifest error, be conclusively presumed to be correct and accurate and constitute an account stated between the Borrower and the Bank. (c) All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. 4.3 Borrower’s Instructions. Subject to the terms, conditions and procedures stated elsewhere in this Agreement, the Bank may honor instructions for advances or repayments and any other instructions under this Agreement

5 ACTIVE 696074304v9 given by the Borrower (if an individual), or by any one of the individuals the Bank reasonably believes is authorized to sign loan agreements on behalf of the Borrower, or any other individual(s) designated by any one of such authorized signers (each an “Authorized Individual”). The Bank may honor any such instructions made by any one of the Authorized Individuals, whether such instructions are given in writing or by telephone, telefax or Internet and intranet websites designated by the Bank with respect to separate products or services offered by the Bank. Without limiting the generality of the foregoing, the Borrower may submit requests for advances and payments or paybacks of the Line of Credit in substantially the form of Exhibit A attached to this Agreement. 4.4 Direct Debit. The Borrower agrees that on the due date of any amount due under this Agreement, the Bank will debit the amount due from the Borrower’s deposit account with the Bank as designated in writing by the Borrower (the “Designated Account”). Should there be insufficient funds in the Designated Account to pay all such sums when due, the full amount of such deficiency shall be immediately due and payable by the Borrower. 4.5 Banking Days. Unless otherwise provided in this Agreement, a banking day is a day other than a Saturday, Sunday or other day on which commercial banks are authorized to close, or are in fact closed, in the state where the Bank’s lending office is located, and, if such day relates to amounts bearing interest at a Reference Rate, in New York City. All payments and disbursements which would be due or which are received on a day which is not a banking day will be due or applied, as applicable, on the next banking day. 4.6 Additional Costs. The Borrower will pay the Bank, on demand, for the Bank’s costs or losses arising from any Change in Law which are allocated to this Agreement or any credit outstanding under this Agreement. The allocation will be made as determined by the Bank, using any reasonable method consistent with its other loan agreements. The costs include, without limitation, the following: (a) any reserve or deposit requirements (excluding any reserve requirement already reflected in the calculation of the interest rate in this Agreement); and (b) any capital requirements relating to the Bank’s assets and commitments for credit. “Change in Law” means the occurrence, after the date of this Agreement, of the adoption or taking effect of any new or changed law, rule, regulation or treaty, or the issuance of any request, rule, guideline or directive (whether or not having the force of law) by any governmental authority; provided that (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives issued in connection with that Act, and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

6 ACTIVE 696074304v9 4.7 Interest Calculation. Except as otherwise stated in this Agreement, all interest and fees, if any, will be computed on the basis of a 360-day year and the actual number of days elapsed. This results in more interest or a higher fee than if a 365-day year is used. Installments of principal which are not paid when due under this Agreement shall continue to bear interest until paid. To the extent that any calculation of interest or any fee required to be paid under this Agreement shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. 4.8 Default Rate. Upon the occurrence of any default or after maturity or after judgment has been rendered on any obligation under this Agreement, all amounts outstanding under this Agreement, including any unpaid interest, fees, or costs, will at the option of the Bank bear interest at a rate which is 2.00% higher than the rate of interest otherwise provided under this Agreement. This may result in compounding of interest. This will not constitute a waiver of any default. 4.9 Taxes. If any payments to the Bank under this Agreement are made from outside the United States, the Borrower will not deduct any foreign taxes from any payments it makes to the Bank. If any such taxes are imposed on any payments made by the Borrower (including payments under this paragraph), the Borrower will pay the taxes and will also pay to the Bank, at the time interest is paid, any additional amount which the Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such taxes had not been imposed. The Borrower will confirm that it has paid the taxes by giving the Bank official tax receipts (or notarized copies) within thirty (30) days after the due date. 4.10 Successor Rate. If at any time an interest rate index provided for in this Agreement (a “Reference Rate”) is not available at such time for any reason or the Bank makes the determination to incorporate or adopt a new interest rate index to replace such Reference Rate in credit agreements, then the Bank may replace such Reference Rate with an alternate interest rate index and adjustment, if applicable, as reasonably selected by the Bank, giving due consideration to any evolving or then existing conventions for such interest rate index and adjustment (any such successor interest rate index, as adjusted, the “Successor Rate”). In connection with the implementation of any Successor Rate, the Bank will have the right, from time to time, in good faith to make any conforming, technical, administrative or operational changes to this Agreement as may be appropriate to reflect the adoption and administration thereof and, notwithstanding anything to the contrary herein or in any other loan document, any amendments to this Agreement implementing such conforming changes will become effective upon notice to the Borrower without any further action or consent of the other parties hereto. If at any time any Successor Rate is less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

7 ACTIVE 696074304v9 5. CONDITIONS Before the Bank is required to extend any credit to the Borrower under this Agreement, it must receive any documents and other items it may reasonably require, in form and content acceptable to the Bank, including any items specifically listed below. 5.1 Authorizations. If the Borrower or any other Obligor is anything other than a natural person, evidence that the execution, delivery and performance by the Borrower and/or such Obligor of this Agreement and any instrument or agreement required under this Agreement have been duly authorized. 5.2 Governing Documents. If required by the Bank, a copy of the Borrower’s organizational documents and each other Obligor’s organizational documents. 5.3 KYC Information. (a) Upon the request of the Bank, the Borrower shall have provided to the Bank, and the Bank shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act. (b) If the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, it shall have provided a Beneficial Ownership Certification to the Bank if so requested. 5.4 Guaranties. Guaranty signed by Lifeline Nutraceuticals Corporation, a Colorado corporation. 5.5 Security Agreements. Signed original security agreements covering the personal property collateral which the Bank requires. 5.6 Perfection and Evidence of Priority. Evidence that the security interests and liens in favor of the Bank are valid, enforceable, properly perfected in a manner acceptable to the Bank and prior to all others’ rights and interests, except Permitted Liens (as defined below) and other liens to which the Bank consents in writing. 5.7 Landlord and Bailee Agreements. For any personal property collateral located on the real property (a) leased by the Borrower at 3300 N. Triumph Blvd, Suite 700, Lehi, Utah and (b) to the extent required by the security agreement executed by the Obligors, consisting of one or more warehouses pursuant to agreements entered

8 ACTIVE 696074304v9 into by the Obligors, the Borrower shall use commercially reasonable efforts to obtain, in each case within 60 days after the date hereof, an agreement from the owner of such real property. 5.8 Payment of Fees. Payment of all fees, expenses and other amounts due and owing to the Bank. If any fee is not paid in cash, the Bank may, in its discretion, treat the fee as a principal advance under this Agreement or deduct the fee from the loan proceeds. 5.9 Repayment of Other Credit Agreement. Evidence reasonably satisfactory to the Bank that the existing revolving line of credit, as amended or modified from time to time, with Zions Bancorporation, N.A. dba Zions First National Bank has been discharged on or before the date of this Agreement. 5.10 Good Standing. Certificates of good standing for the Borrower and each other Obligor from its state of formation and from any other state in which the Borrower or such Obligor currently qualified to conduct its business. 5.11 Legal Opinion. A written opinion from the Borrower’s outside legal counsel, covering such matters as the Bank may require. The legal counsel and the terms of the opinion must be acceptable to the Bank. 5.12 Insurance. Evidence of insurance coverage, as required in the “Covenants” section of this Agreement. 6. REPRESENTATIONS AND WARRANTIES When the Borrower signs this Agreement, the Borrower makes the following representations and warranties. Each request for an extension of credit constitutes a renewal of these representations and warranties as of the date of the request: 6.1 Formation. The Borrower is duly formed and existing under the laws of the state or other jurisdiction where organized. 6.2 Authorization. This Agreement, and any instrument or agreement required under this Agreement, are within the Borrower’s powers, have been duly authorized, and do not conflict in any material respect with any of its organizational papers.

9 ACTIVE 696074304v9 6.3 Beneficial Ownership Certification. If required, the information included in the Beneficial Ownership Certification most recently provided to the Bank, if applicable, is true and correct in all material respects. 6.4 Good Standing. In each state in which the Borrower does business, it is properly licensed, in good standing, and, where required, in compliance with fictitious name (e.g. trade name or d/b/a) statutes except for such failures that, individually or in the aggregate, would not reasonably be expected to result in a material adverse effect. 6.5 Government Sanctions. (a) The Borrower represents that no Obligor, nor any affiliated entities of any Obligor, including in the case of any Obligor that is not a natural person, subsidiaries nor, to the actual knowledge of the Borrower, any owner, trustee, director, officer, employee, agent, affiliate or representative of the Borrower or any other Obligor is an individual or entity (“Person”) currently the subject of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Borrower or any other Obligor located, organized or resident in a country or territory that is the subject of Sanctions. (b) The Borrower represents and covenants that it will not, directly or indirectly, use the proceeds of the credit provided under this Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by the Obligors or the Bank of Sanctions. 6.6 Financial Information. All financial and other information that has been or will be supplied to the Bank is sufficiently complete to give the Bank accurate knowledge, in all material respects, of the Borrower’s (and any other Obligor’s) financial condition, including all material contingent liabilities. Since the date of the most recent financial statement provided to the Bank, there has been no material adverse change in the business condition (financial or otherwise), operations, or properties of the Obligors (considered as a whole). If the Borrower is comprised of the trustees of a trust, the above representations shall also pertain to the trustor(s) of the trust. 6.7 Lawsuits. To Borrower’s knowledge, there is no lawsuit, tax claim or other dispute pending or threatened against the Borrower or any other Obligor which, if lost, would materially impair the Borrower’s or such Obligor’s financial condition (considered as a whole) or ability to repay their obligations

10 ACTIVE 696074304v9 as contemplated by this Agreement or any other agreement contemplated hereby, except as have been disclosed in writing to the Bank prior to the date of this Agreement. 6.8 Other Obligations. No Related Party is in default in any respect (to the extent that such default would have a material effect on the Related Parties taken as a whole) on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation, except as have been disclosed in writing to the Bank prior to the date of this Agreement. 6.9 Tax Matters. The Borrower has no knowledge of any pending assessments or adjustments of income tax for itself or for any other Related Party for any year and all taxes due have been paid, except as have been disclosed in writing to the Bank prior to the date of this Agreement. 6.10 Collateral. All collateral pledged under any security agreement executed by the Obligors in favor of the Bank is owned by such Obligor free of any title defects or any liens or interests of others, except Permitted Liens and those which have been approved by the Bank in writing. 6.11 No Event of Default. There is no event which is, or with notice or lapse of time or both would be, a default under this Agreement. 6.12 ERISA Plans. (a) Each Plan (other than a multiemployer plan) is in compliance in all material respects with ERISA, the Code and other federal or state law, including all applicable minimum funding standards and there have been no prohibited transactions with respect to any Plan (other than a multiemployer plan), which have resulted or could reasonably be expected to result in a material adverse effect. (b) With respect to any Plan subject to Title IV of ERISA: (i) No reportable event has occurred under Section 4043(c) of ERISA which requires notice. (ii) No action by the Borrower or any ERISA Affiliate to terminate or withdraw from any Plan has been taken and no notice of intent to terminate a Plan has been filed under Section 4041 or 4042 of ERISA. (c) The following terms have the meanings indicated for purposes of this Agreement: (i) “Code” means the Internal Revenue Code of 1986, as amended.

11 ACTIVE 696074304v9 (ii) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. (iii) “ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code. (iv) “Plan” means a plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate, including any multiemployer plan within the meaning of Section 4001(a)(3) of ERISA. 6.13 No Plan Assets. The Borrower represents that, as of the date hereof and throughout the term of this Agreement, no Borrower or Guarantor, if any, is (1) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (2) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986 (the “Code”); (3) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code; or (4) a “governmental plan” within the meaning of ERISA. 6.14 Enforceable Agreement. This Agreement is a legal, valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms, and any instrument or agreement required under this Agreement, when executed and delivered, will be similarly legal, valid, binding and enforceable, in each case, except as limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors’ rights generally. 6.15 No Conflicts. This Agreement does not conflict with any law, agreement, or obligation by which the Borrower or any other Obligor is bound. 6.16 Permits, Franchises. Each Obligor possesses all permits, memberships, franchises, contracts and licenses required and all trademark rights, trade name rights, patent rights, copyrights, and fictitious name rights necessary to enable it to conduct the business in which it is now engaged. 6.17 Insurance. Each applicable Obligor has obtained, and maintained in effect, the insurance coverage required in the “Covenants” section of this Agreement. 6.18 Environmental Matters. Each Related Party (a) is not in violation of any health, safety, or environmental law or regulation regarding hazardous substances and (b) is not the subject of any claim, proceeding, notice, or other

12 ACTIVE 696074304v9 communication regarding hazardous substances. “Hazardous substances” means any substance, material or waste that is or becomes designated or regulated as “toxic,” “hazardous,” “pollutant,” or “contaminant” or a similar designation or regulation under any federal, state or local law (whether under common law, statute, regulation or otherwise) or judicial or administrative interpretation of such, including without limitation petroleum or natural gas. 7. COVENANTS The Borrower agrees, so long as credit is available under this Agreement and until the Bank is repaid in full, the Borrower shall, and shall cause each Obligor (or Related Party, if specified in any section of this Section 7): 7.1 Use of Proceeds. (a) To use the proceeds of the credit extended under this Agreement only for general corporate purposes including, but not limited to, working capital, share repurchases approved by the board of directors of the Borrower, and payment of transaction costs. (b) The proceeds of the credit extended under this Loan Agreement may not be used directly or indirectly to purchase or carry any “margin stock” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System, or extend credit to or invest in other parties for the purpose of purchasing or carrying any such “margin stock,” or to reduce or retire any indebtedness incurred for such purpose. 7.2 Financial Information. To provide the following financial information and statements in form and content acceptable to the Bank, and such additional information as requested by the Bank from time to time. The Bank reserves the right, upon written notice to the Borrower, to require the Borrower to deliver financial information and statements to the Bank more frequently than otherwise provided below, and to use such additional information and statements to measure any applicable financial covenants in this Agreement. (a) Within 90 days of the Borrower’s fiscal year end, the annual financial statements of the Borrower. These financial statements must be audited (with an opinion satisfactory to the Bank) by a Certified Public Accountant (“CPA”) acceptable to the Bank. The statements shall be prepared on a consolidated basis for the Borrower and the other Related Parties. (b) Within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, quarterly financial statements of the Borrower, certified and dated by an authorized financial officer. These financial statements may be company-prepared. The statements shall be prepared on a consolidated basis for the Borrower and the other Related Parties. (c) Promptly, upon sending or receipt, copies of any management letters and material correspondence relating to management letters, sent or received by the Borrower to or from the Borrower’s auditor. If no management letter is prepared, the Bank may, in its

13 ACTIVE 696074304v9 discretion, request a letter from such auditor stating that no deficiencies were noted that would otherwise be addressed in a management letter. (d) The budget (including a capital expenditures budget) of the Borrower, prepared on a quarterly basis for the upcoming fiscal year of the Borrower and otherwise in form and content acceptable to the Bank, within 90 days after the end of each fiscal year of the Borrower. (e) Together with, and within the time periods specified for, the delivery of each financial statement delivered to the Bank pursuant to paragraphs (a) and (b) above, a compliance certificate of the Borrower substantially in the form of Exhibit B attached to this Agreement, signed by an authorized financial officer and setting forth (i) the information and computations (in sufficient detail) to establish compliance with all financial covenants at the end of the period covered by the financial statements then being furnished and (ii) whether there existed as of the date of such financial statements and whether there exists as of the date of the certificate, any default under this Agreement applicable to the party submitting the information and, if any such default exists, specifying the nature thereof and the action the party is taking and proposes to take with respect thereto. (f) Promptly upon the Bank’s request, such other books, records, statements, lists of property and accounts, budgets, forecasts or reports as to the Borrower and as to each other Obligor as the Bank may reasonably request. 7.3 Funded Debt to EBITDA Ratio. To maintain, at the times and pursuant to the terms set forth below, and on a consolidated basis for the Borrower and consolidated subsidiaries, a ratio of Funded Debt to EBITDA not exceeding 1.50:1.0. “Funded Debt” means the aggregate principal amount of all outstanding liabilities for borrowed money and other interest-bearing liabilities, including current and long term debt, less the non- current portion of Subordinated Liabilities; provided that for the avoidance of doubt, “Funded Debt” shall not include operating lease liabilities. “Subordinated Liabilities” means liabilities subordinated to the Borrower’s obligations to the Bank in a manner acceptable to the Bank in its sole discretion. This ratio will be calculated at the end of each reporting period for which the Bank requires financial statements, using the results of the twelve-month period ending with that reporting period. 7.4 Basic Fixed Charge Coverage Ratio. To maintain on a consolidated basis a Basic Fixed Charge Coverage Ratio of at least 1.25:1.0. “Basic Fixed Charge Coverage Ratio” means the ratio of (a) EBITDA less Maintenance Capital Expenditures to (b) the sum of interest expense, the current portion of long term debt (not including the Line of Credit), the current portion of Subordinated Liabilities (as defined in Section 7.3), the

14 ACTIVE 696074304v9 current portion of capitalized lease obligations, cash income tax expense and dividends, withdrawals, and other distributions excluding, for the avoidance of doubt, from (b) repurchases from time to time by the Borrower of outstanding shares of the Borrower’s common stock. “Maintenance Capital Expenditures” means expenditures to replace existing fixed or capital assets (including pursuant to capital leases) undertaken to sustain current revenue and profitability. This ratio will be calculated at the end of each reporting period for which the Bank requires financial statements, using the results of the twelve-month period ending with that reporting period. The current portion of long-term liabilities will be measured as of the last day of the calculation period. 7.5 Unencumbered Liquid Assets. To maintain Unencumbered Liquid Assets having an aggregate market value of not less than $5,000,000 at all times. “Unencumbered Liquid Assets” means the following assets (excluding assets of any retirement plan) which (i) are not the subject of any lien, pledge, security interest or other arrangement with any creditor to have his claim satisfied out of the asset (or proceeds thereof) prior to the general creditors of the owner of the asset, (ii) are held solely in the name of one or more credit parties subject to this covenant (with no other persons or entities having ownership rights therein), (iii) may be converted to cash within five (5) days, (iv) are otherwise acceptable to the Bank in its reasonable discretion, and (v) are not being counted or included to satisfy any other liquidity requirement under any other obligation, whether with the Bank or any other lender, unless otherwise expressly agreed by the Bank in writing: (a) Cash or cash equivalents; (b) United States Treasury or governmental agency obligations which constitute full faith and credit of the United States of America; (c) Commercial paper rated P-1 or A1 by Moody’s or S&P, respectively; and (d) Short, medium and long-term securities rated investment grade by one of the rating agencies described in (c) above. This covenant will be calculated based on the financial statements (as required under this Agreement) for each quarter and fiscal year. 7.6 Bank as Principal Depository. To maintain the Bank or one of its affiliates as its principal depository bank, including for the maintenance of material business, cash management, operating and administrative deposit accounts.

15 ACTIVE 696074304v9 7.7 Other Debts. Not to have outstanding or incur any direct or liabilities for borrowed money, the deferred purchase price for property or services, or lease obligations (other than, in each case, those to the Bank or to any affiliate of the Bank) (collectively, “Debt”), or become liable for the liabilities of others (except other Obligors), without the Bank’s written consent. This does not prohibit: (a) Acquiring goods, supplies, or merchandise on normal trade credit. (b) Liabilities, lines of credit and leases in existence on the date of this Agreement disclosed in writing to the Bank, and refinancings of such Debt that do not increase the principal amount of such Debt outstanding. (c) Additional Debt for the acquisition of fixed assets, to the extent permitted elsewhere in this Agreement. (d) Leases for real property entered into in the ordinary course of business. (e) Other Debt in the aggregate principal amount outstanding at any time not to exceed $1,000,000. 7.8 Other Liens. Not to create, assume, or allow any security interest or lien (including judicial liens) on property each Obligor now or later owns without the Bank’s written consent. This does not prohibit the following (collectively, “Permitted Liens”): (a) Liens and security interests in favor of the Bank or any affiliate of the Bank. (b) Liens for taxes not yet due or that are being contested in good faith and by appropriate proceedings and as to which adequate reserves are maintained in accordance with GAAP. (c) Liens outstanding on the date of this Agreement disclosed in writing to the Bank. (d) Additional purchase money security interests in assets acquired after the date of this Agreement, if the total principal amount of debts secured by such liens does not exceed $500,000 at any one time. (e) Liens arising in the ordinary course of business. (f) Easements, rights of way, restrictions, minor defects or irregularities in title and other similar liens not interfering in any material respect with the ordinary conduct of the business of Borrower. (g) Liens arising solely by virtue of any statutory or common law provision relating to banker’s' liens, rights of set-off or similar rights and remedies as to deposit accounts, securities accounts or other funds maintained with a creditor depository institution.

16 ACTIVE 696074304v9 (h) Deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business. (i) The interest or title of a lessor, sublessor or owner under any lease of real estate, equipment or facilities (including fiber optic cable) not prohibited by this Agreement (but not liens, encumbrances or other exceptions to title encumbering such interest or title, except as otherwise provided in this definition). (j) Licenses of trademarks and other intellectual property rights granted by the Borrower in the ordinary course of business and not interfering in any respect with the ordinary conduct of the business of the Borrower. (k) Security deposits given to landlords under real estate leases in favor of any Borrower, in an amount not exceeding $250,000 outstanding at any time. (l) Carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other similar liens imposed by law, arising in the ordinary course of business that are not overdue by more than 30 days or that are being contested in good faith and by appropriate proceedings and as to which adequate reserves are maintained in accordance with GAAP. (m) Pledges, deposits and other liens (i) made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance, old age pensions and other social security or retirement laws or regulations and (ii) securing liability for reimbursement or indemnification obligations of insurance carriers providing insurance to an Obligor. (n) Liens in favor of lessors securing operating leases that are not prohibited by this Agreement. (o) Judgment and attachment liens (i) not giving rise to an event of default or Liens created by or existing from any legal proceeding being contested in good faith and with respect to which adequate reserves are being maintained in accordance with GAAP, or (ii) in connection with legal proceedings in the aggregate principal amount net of amounts for which insurance providers are providing coverage up to $500,000 and that do not constitute an Event of Default. (p) Any other liens on property not otherwise permitted by this Section 7.8 so long as the lesser of (i) the aggregate principal amount of the obligations secured thereby and (ii) the aggregate fair market value of the assets subject thereto does not exceed $500,000 at any time outstanding. 7.9 Maintenance of Assets. (a) Not to sell, assign, lease, transfer or otherwise dispose of any part of any Obligor’s business or any Related Party’s assets except: (i) inventory and immaterial assets sold in the ordinary course of such Obligor’s business;

17 ACTIVE 696074304v9 (ii) money or cash in a manner not otherwise prohibited by this Agreement; (iii) machinery or equipment no longer useful in the business of any Obligor; (iv) assets transferred to another Obligor; (v) in connection with making Investments permitted under Section 7.10 hereof, or Loans permitted under Section 7.11 hereof; (vi) any involuntary taking or condemnation of property by a governmental authority that does not result in an event of default under Section 9.11 hereof; (vii) declarations of dividends on, and redemptions or other purchases of, the Borrower’s common stock; (viii) dispositions of other assets at fair market value; and (ix) immaterial intellectual property no longer useful in the business of any Obligor. (b) Not to enter into any sale and leaseback agreement covering any of its fixed assets. (c) To maintain and preserve all rights, privileges, and franchises any Obligor has that are material to such Obligor’s business. (d) To make any repairs, renewals, or replacements to keep each Obligor’s properties in good working condition, ordinary wear and tear excepted. (e) To execute and deliver such documents as the Bank deems necessary to create, perfect and continue the security interests contemplated by this Agreement. 7.10 Investments. Not to have any existing, or make any new, investments in any individual or entity, or make any capital contributions (collectively, “Investments”) to any individual or entity, except for: (a) Existing Investments disclosed to the Bank in writing prior to the date of this Agreement. (b) Investments in any of the following: (i) Time deposits and certificates of deposit; (ii) U.S. treasury bills and other obligations of or fully guaranteed or insured by the federal government or any instrumentality thereof; (iii) readily marketable securities (including commercial paper, but excluding restricted stock and stock subject to the provisions of Rule 144 of the Securities and Exchange Commission).

18 ACTIVE 696074304v9 (iv) commercial paper issued by any issuer rated at least A-1 by S&P or at least P-1 by Moody’s; and (v) investments in money market funds substantially all of whose assets are comprised of assets of the type described in clauses (i) through (iv) above. (c) Loans, advances and other extensions of credit permitted under Section 7.11 hereof. (d) Investments in any Obligor’s direct or indirect subsidiaries or affiliates. (e) The acquisition of all or substantially all of the equity interests with ordinary voting power of another Person, or all or substantially all of the assets of another Person, or the acquisition of material intellectual property from a Person, provided that the Borrower gives written notice thereof to the Bank not less than ten (10) days prior to the consummation thereof (or such shorter period of time as agreed to by the Bank in its reasonable discretion) and, provided further that at the time thereof and after giving effect thereto: (i) no event of default has occurred and is continuing or would result from such acquisition, (ii) the aggregate amount of consideration paid by the Obligors does not exceed $5,000,000 on a cumulative basis for all such acquisitions after the date of this Agreement, (iii) the Obligors would be in pro forma compliance with the financial covenants under this Agreement for the most recent calculation period if such acquisition had been completed on the first day of such calculation period, and (iv) if any such acquisition results in the creation or acquisition of a direct or indirect domestic subsidiary of the Borrower, the Borrower shall, and shall cause any such subsidiary, to comply with the provisions of Section 7.23 hereof (a “Permitted Acquisition”). (f) Other Investments if the aggregate consideration therefor does not exceed $500,000. 7.11 Loans. Not to make any loans, advances or other extensions of credit (“Loans”) to any individual or entity, except for: (a) Existing Loans disclosed to the Bank in writing prior to the date of this Agreement. (b) Loans to any Obligor or any Obligor’s direct or indirect subsidiaries or affiliates. (c) Loans in the nature of accounts receivable, notes receivable or other extensions of trade credit arising from the sale or lease of goods or services in the ordinary course of business to non-affiliated entities. 7.12 Change of Management. Within four banking days after any event described in Item 5.02 of Form 8-K occurs with respect to the Borrower, other than an event described in clause (e) or (f) of that Item, the Borrower shall provide to the Bank the applicable notice and disclosure required under Form 8-K with respect to such events

19 ACTIVE 696074304v9 7.13 Change of Ownership. Not to cause, permit, or suffer any change in capital ownership of any Guarantor, such that there is a material change, as determined by the Bank in its sole discretion. 7.14 Additional Negative Covenants. Not to, without the Bank’s written consent: (a) Enter into any consolidation, merger, or other combination unless an Obligor is the survivor thereof. (b) Acquire or purchase a business or its assets other than a Permitted Acquisition. (c) Engage in any business activities materially different from the Obligors’ present business. (d) Liquidate or dissolve any Obligor’s business. 7.15 Notices to Bank. To promptly notify the Bank in writing of: (a) Any event of default under this Agreement, or any event which, with notice or lapse of time or both, would constitute an event of default. (b) Any change in any Obligor’s name, legal structure, principal residence, or name on any driver’s license or special identification card issued by any state (for an individual), state of registration (for a registered entity), place of business, or chief executive office if the Obligor has more than one place of business. 7.16 Insurance. (a) General Business Insurance. To maintain insurance reasonably satisfactory to the Bank as to amount, nature and carrier covering property damage (including loss of use and occupancy) to any of the Obligor’s properties, business interruption insurance, product liability and workers’ compensation, and any other insurance which is usual for such Obligor’s business. Borrower’s primary general liability insurance policy shall provide for at least thirty (30) days prior notice to the Bank of any cancellation thereof. (b) Insurance Covering Collateral. To maintain all risk property damage insurance policies (including without limitation windstorm coverage, flood coverage, and hurricane coverage if advisable for the location of the collateral) covering the tangible property comprising the collateral. Each insurance policy must be in an amount reasonably acceptable to the Bank. The insurance must be issued by an insurance company reasonably acceptable to the Bank and Borrower’s primary property insurance policy must include a mortgagee or lender’s loss payable endorsement in favor of the Bank in a form acceptable to the Bank.

20 ACTIVE 696074304v9 (c) Evidence of Insurance. Upon the request of the Bank, to deliver to the Bank a copy of each insurance policy then in force, or, if permitted by the Bank, a certificate of insurance listing all insurance in force. 7.17 Compliance with Laws. To comply with the requirements of all laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to cause a material adverse change in any Obligor’s business condition (financial or otherwise), operations or properties, or ability to repay the credit, or, in the case of the Controlled Substances Act, result in the forfeiture of any material property of any Obligor. 7.18 Books and Records. To maintain adequate books and records, including complete and accurate records regarding all Collateral. 7.19 Audits. To allow the Bank and its agents to inspect the Borrower’s properties, and examine, audit, and make copies of books and records, at any reasonable time. If any of the Borrower’s properties, books or records are in the possession of a third party, the Borrower authorizes that third party to permit the Bank or its agents to have access to perform inspections or audits and to respond to the Bank’s requests for information concerning such properties, books and records. 7.20 Perfection of Liens. To help the Bank perfect and protect its security interests and liens, and reimburse it for related costs it incurs to protect its security interests and liens. 7.21 Cooperation. To take any action reasonably requested by the Bank to carry out the intent of this Agreement. 7.22 Patriot Act; Beneficial Ownership Regulation. Promptly following any request therefor, to provide information and documentation reasonably requested by the Bank for purposes of compliance with applicable “know your customer” and anti- money-laundering rules and regulations, including, without limitation, the PATRIOT Act and, if applicable, the Beneficial Ownership Regulation. 7.23 Subsidiary Guaranties and Collateral. (a) Guarantors. If required by Bank, the Borrower will cause each of its domestic subsidiaries whether newly formed, after acquired or otherwise existing to promptly (and in any event within thirty (30) days after such subsidiary is formed or acquired (or such longer period

21 ACTIVE 696074304v9 of time as agreed to by the Bank in its reasonable discretion)) become a Guarantor hereunder by way of execution of a Guaranty, in form and substance satisfactory to the Bank. In connection therewith, the Borrower shall give notice to the Bank not less than five (5) days prior to creating a subsidiary (or such shorter period of time as agreed to by the Bank in its reasonable discretion), or acquiring the equity interests of any other person. In connection with the foregoing, the Borrower shall deliver to the Bank, with respect to each new Guarantor, such other documents and agreements as reasonably required by the Bank, including, without limitation, resolutions, organizational documents and incumbency certificates with respect to such new Guarantor. (b) Collateral. At the Bank’s request, the Borrower will cause each Guarantor’s tangible and intangible personal property now owned or hereafter acquired by it to be subject at all times to a first priority, perfected lien (subject to Permitted Liens) in favor of the Bank to secure the obligations incurred under this Agreement or otherwise in connection with this Agreement or any Guaranty. At the Bank’s request, the Borrower shall provide opinions of counsel and any filings and deliveries reasonably necessary in connection therewith to perfect the security interests therein, all in form and substance reasonably satisfactory to the Bank. (c) Further Assurances. At any time upon request of the Bank, promptly execute and deliver any and all further instruments and documents and take all such other action as reasonably requested by the Bank to maintain in favor of the Bank, liens and insurance rights on the collateral required to be delivered hereby that are duly perfected in accordance with the requirements hereof, all other documents executed in connection herewith and all applicable laws. 7.24 Cash Collateral. Subject to the security agreement, the Borrower shall, and shall cause each Pledgor who has pledged cash, accounts, deposit accounts and/or securities accounts (or similar collateral) to secure the obligations under this Agreement to, not open, maintain or otherwise have any deposit or other accounts (including securities accounts) at any bank or other financial institution, or any other account where money or securities are or may be deposited or maintained with any person, other than (a) deposit accounts that are maintained at all times with depositary institutions as to which the Bank shall have received a satisfactory account control agreement, (b) securities accounts that are maintained at all times with financial institutions as to which the Bank shall have received a satisfactory account control agreement, (c) deposit accounts established solely as payroll and other zero balance accounts and such accounts are held with the Bank and (d) other deposit accounts, so long as such accounts are held with the Bank. 8. HAZARDOUS SUBSTANCES 8.1 Indemnity Regarding Hazardous Substances. The Borrower will indemnify and hold harmless the Bank from any loss or liability the Bank incurs in connection with or as a result of this Agreement, which directly or indirectly arises out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal

22 ACTIVE 696074304v9 or presence of a hazardous substance. This indemnity will apply whether the hazardous substance is on, under or about the Borrower’s property or operations or property leased to the Borrower. The indemnity includes but is not limited to attorneys’ fees (including the reasonable estimate of the allocated cost of in-house counsel and staff). The indemnity extends to the Bank, its parent, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys and assigns. 8.2 Compliance Regarding Hazardous Substances. The Borrower represents and warrants that, to the best of its knowledge, the Borrower has complied with all current and future laws, regulations and ordinances or other requirements of any governmental authority relating to or imposing liability or standards of conduct concerning protection of health or the environment or hazardous substances. 8.3 Notices Regarding Hazardous Substances. Until full repayment of the loan, the Borrower will promptly notify the Bank in writing of any threatened or, to the actual knowledge of the Borrower, pending investigation of the Borrower or its operations by any governmental agency under any current or future law, regulation or ordinance pertaining to any hazardous substance. 8.4 Site Visits, Observations and Testing. To the extent permitted under the agreements entered into pursuant to Section 5.7 and any bailee agreement entered into pursuant to Section 4(e)(i) of the security agreement, the Bank and its agents and representatives will have the right at any reasonable time, after giving reasonable notice to the Borrower, to enter and visit any locations where the collateral securing this Agreement (the “Collateral”) is located for the purposes of observing the Collateral, taking and removing environmental samples, and conducting tests. The Borrower shall reimburse the Bank on demand for the costs of any such environmental investigation and testing. The Bank will make reasonable efforts during any site visit, observation or testing conducted pursuant to this paragraph to avoid interfering with the Borrower’s use of the Collateral or the real property where such Collateral is located. The Bank is under no duty to observe the Collateral or to conduct tests, and any such acts by the Bank will be solely for the purposes of protecting the Bank’s security and preserving the Bank’s rights under this Agreement. No site visit, observation or testing or any report or findings made as a result thereof (“Environmental Report”) (i) will result in a waiver of any default of the Borrower; (ii) impose any liability on the Bank; or (iii) be a representation or warranty of any kind regarding the Collateral (including its condition or value or compliance with any laws) or the Environmental Report (including its accuracy or completeness). In the event the Bank has a duty or obligation under applicable laws, regulations or other requirements to disclose an Environmental Report to the Borrower or any other party, the Borrower authorizes the Bank to make such a disclosure. The Bank may also disclose an Environmental Report to any regulatory authority, and to any other parties as necessary or appropriate in the Bank’s judgment. The Borrower further understands and agrees that any Environmental Report or other information regarding a site visit, observation or testing that is disclosed to the Borrower by the Bank or its agents and representatives is to be evaluated (including any reporting or other disclosure obligations of the Borrower) by the Borrower without advice or assistance from the Bank.

23 ACTIVE 696074304v9 8.5 Definition of Hazardous Substances. “Hazardous substance” means any substance, material or waste that is or becomes designated or regulated as “toxic,” “hazardous,” “pollutant,” or “contaminant” or a similar designation or regulation under any current or future federal, state or local law (whether under common law, statute, regulation or otherwise) or judicial or administrative interpretation of such, including without limitation petroleum or natural gas. 8.6 Continuing Obligation. The Borrower’s obligations to the Bank under this Article, except the obligation to give notices to the Bank, shall survive termination of this Agreement and repayment of the Borrower’s obligations to the Bank under this Agreement. 9. DEFAULT AND REMEDIES If any of the following events of default occurs, the Bank may do one or more of the following without prior notice except as required by law or expressly agreed in writing by Bank: declare the Borrower in default, stop making any additional credit available to the Borrower, and require the Borrower to repay its entire debt immediately. If an event which, with notice or the passage of time, will constitute an event of default has occurred and is continuing, the Bank has no obligation to make advances or extend additional credit under this Agreement. In addition, if any event of default occurs, the Bank shall have all rights, powers and remedies available under any instruments and agreements required by or executed in connection with this Agreement, as well as all rights and remedies available at law or in equity. If an event of default occurs under the paragraph entitled “Bankruptcy/Receivers,” below with respect to any Obligor, then the entire debt outstanding under this Agreement will automatically be due immediately. 9.1 Failure to Pay. The Borrower fails to make a payment under this Agreement when due. 9.2 Other Bank Agreements. (e) (i) Any Obligor defaults under any other document executed or delivered in connection with this Agreement, including without limitation, any note, guaranty, subordination agreement, mortgage or other collateral agreement, (ii) any Obligor purports to revoke or disavow any guaranty or collateral agreement provided in connection with this Agreement; (iii) any representation or warranty made by any Obligor is false when made or deemed to be made; or (iv) any default occurs under any other agreement the Borrower (or any Obligor) or any of the Borrower’s related entities or affiliates has with the Bank or any affiliate of the Bank. 9.3 Cross-default. Any default occurs under any agreement in connection with any credit any Obligor or any of the Borrower’s related entities or affiliates has obtained from anyone else or which any Obligor or any of the Borrower’s related entities or affiliates has guaranteed.

24 ACTIVE 696074304v9 9.4 False Information. The Borrower or any other Obligor has given the Bank materially false or misleading information or representations. 9.5 Bankruptcy/Receivers. Any Obligor or any general partner of any Obligor files a bankruptcy petition, a bankruptcy petition is filed against any of the foregoing parties, or any Obligor, or any general partner of any Obligor makes a general assignment for the benefit of creditors; or a receiver or similar official is appointed for a substantial portion of any Obligor’s business; or the business is terminated, or such Obligor is liquidated or dissolved. 9.6 Lien Priority. The Bank fails to have an enforceable first lien (except for Permitted Liens or any prior liens to which the Bank has consented in writing) on or security interest in any property given as security for this Agreement (or any guaranty). 9.7 Judgments. Any judgments or arbitration awards are entered against any Obligor that could reasonably be expected to have a material adverse effect. 9.8 Government Action. Any government authority takes action that could reasonably be expected to materially adversely affect any Obligor’s financial condition or ability to repay its obligations under this Agreement. 9.9 ERISA Plans. A reportable event occurs under Section 4043(c) of ERISA, or any Plan termination (or commencement of proceedings to terminate a Plan) or the full or partial withdrawal from a Plan under Section 4041 or 4042 of ERISA occurs; provided such event or events could reasonably be expected, in the judgment of the Bank, to have a material adverse effect. 9.10 Covenants. Any default in the performance of or compliance with any obligation, agreement or other provision contained in this Agreement (other than those specifically described as an event of default in this Article), and with respect to any such default that by its nature can be cured, such default shall continue for a period of thirty (30) days from its occurrence (or if more than 30 days shall be required because of the nature of the default, if Borrower shall fail to commence the curing of such default within such 30-day period and proceed diligently thereafter to cure the default, but such extended cure period not to exceed an additional sixty (60) days in total).

25 ACTIVE 696074304v9 9.11 Forfeiture. A judicial or nonjudicial forfeiture or seizure proceeding is commenced by a government authority and remains pending with respect to any property of Borrower or any part thereof with a fair market value in excess of $500,000, on the grounds that the property or any part thereof had been used to commit or facilitate the commission of a criminal offense by any person, including any tenant, pursuant to any law, including under the Controlled Substances Act or the Civil Asset Forfeiture Reform Act, regardless of whether or not the property shall become subject to forfeiture or seizure in connection therewith. 10. ENFORCING THIS AGREEMENT; MISCELLANEOUS 10.1 GAAP. Except as otherwise stated in this Agreement, all financial information provided to the Bank and all financial covenants will be made under generally accepted accounting principles (“GAAP”), consistently applied; provided, however, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the financial statements of the Borrower for the most recently ended fiscal year prior to the date of this Agreement for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth herein, and either the Borrower or the Bank shall so request, the Borrower and the Bank shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Bank financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. 10.2 Governing Law. Except to the extent that any law of the United States may apply, this Agreement shall be governed and interpreted according to the laws of the State of Utah (the “Governing Law State”), without regard to any choice of law, rules or principles to the contrary. Nothing in this paragraph shall be construed to limit or otherwise affect any rights or remedies of the Bank under federal law. 10.3 Venue and Jurisdiction. The Borrower agrees that any action or suit against the Bank arising out of or relating to this Agreement shall be filed in federal court or state court located in the Governing Law State. The Borrower agrees that the Bank shall not be deemed to have waived its rights to enforce this section by filing an action or suit against the Borrower or any Obligor in a venue outside of the Governing Law State. If the Bank does commence an action or suit arising out of or relating to this Agreement, the Borrower agrees that the case may be filed in federal court or state court in the Governing Law State. The Bank reserves the right to commence an action or suit in any other

26 ACTIVE 696074304v9 jurisdiction where any Borrower, any other Obligor, or any Collateral has any presence or is located. The Borrower consents to personal jurisdiction and venue in such forum selected by the Bank and waives any right to contest jurisdiction and venue and the convenience of any such forum. The provisions of this section are material inducements to the Bank’s acceptance of this Agreement. 10.4 Successors and Assigns. This Agreement is binding on the Borrower’s and the Bank’s successors and assignees. The Borrower agrees that it may not assign this Agreement without the Bank’s prior consent. The Bank may sell participations in or assign this loan and the related loan documents, and may exchange information about the Borrower and any other Obligor (including, without limitation, any information regarding any hazardous substances) with actual or potential participants or assignees. If a participation is sold or the loan is assigned, the purchaser will have the right of set-off against the Borrower. 10.5 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER DOCUMENTS CONTEMPLATED HEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION AND (c) CERTIFIES THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE. 10.6 Waiver of Class Actions. The terms “Claim” or “Claims” refer to any disputes, controversies, claims, counterclaims, allegations of liability, theories of damage, or defenses between Bank of America, N.A., its subsidiaries and affiliates, on the one hand, and the other parties to this Agreement, on the other hand (all of the foregoing each being referred to as a “Party” and collectively as the “Parties”). Whether in state court, federal court, or any other venue, jurisdiction, or before any tribunal, the Parties agree that all aspects of litigation and trial of any Claim will take place without resort to any form of class or representative action. Thus the Parties may only bring Claims against each other in an individual capacity and waive any right they may have to do so as a class representative or a class member in a class or representative action. THIS CLASS ACTION WAIVER

27 ACTIVE 696074304v9 PRECLUDES ANY PARTY FROM PARTICIPATING IN OR BEING REPRESENTED IN ANY CLASS OR REPRESENTATIVE ACTION REGARDING A CLAIM. 10.7 Severability; Waivers. If any part of this Agreement is not enforceable, the rest of the Agreement may be enforced. The Bank retains all rights, even if it makes a loan after default. If the Bank waives a default, it may enforce a later default. Any consent or waiver under this Agreement must be in writing. 10.8 Expenses. (a) The Borrower shall pay to the Bank immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys’ fees, expended or incurred by the Bank in connection with (i) the negotiation and preparation of this Agreement and any related agreements, the Bank’s continued administration of this Agreement and such related agreements, and the preparation of any amendments and waivers related to this Agreement or such related agreements, (ii) filing, recording and search fees, appraisal fees, field examination fees, title report fees, and documentation fees with respect to any collateral and books and records of the Borrower or any other Obligor, (iii) the Bank’s costs or losses arising from any changes in law which are allocated to this Agreement or any credit outstanding under this Agreement, and (iv) costs or expenses required to be paid by the Borrower or any other Obligor that are paid, incurred or advanced by the Bank. (b) The Borrower will indemnify and hold the Bank harmless from any loss, liability, damages, judgments, and costs of any kind relating to or arising directly or indirectly out of (i) this Agreement or any document required hereunder, (ii) any credit extended or committed by the Bank to the Borrower hereunder, and (iii) any litigation or proceeding related to or arising out of this Agreement, any such document, or any such credit, including, without limitation, any act resulting from (A) the Bank complying with instructions the Bank reasonably believes are made by any Authorized Individual and (B) the Bank’s reliance on any Communication executed using an Electronic Signature, or in the form of an Electronic Record, that the Bank reasonably believes is made by any Authorized Individual. This paragraph will survive this Agreement’s termination, and will benefit the Bank and its officers, employees, and agents. (c) The Borrower shall reimburse the Bank for any reasonable costs and attorneys’ fees incurred by the Bank in connection with (i) the enforcement or preservation of the Bank’s rights and remedies and/or the collection of any obligations of the Borrower which become due to the Bank and in connection with any “workout” or restructuring, and (ii) the prosecution or defense of any action in any way related to this Agreement, the credit provided hereunder or any related agreements, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by the Bank or any other person) relating to the Borrower or any other person or entity.

28 ACTIVE 696074304v9 10.9 Set-Off. Upon and after the occurrence of an event of default under this Agreement, (a) the Borrower hereby authorizes the Bank at any time without notice and whether or not the Bank shall have declared any amount owing by the Borrower to be due and payable, to set off against, and to apply to the payment of, the Borrower’s indebtedness and obligations to the Bank under this Agreement and all related agreements, whether matured or unmatured, fixed or contingent, liquidated or unliquidated, any and all amounts owing by the Bank to the Borrower, and in the case of deposits, whether general or special (except trust and escrow accounts), time or demand and however evidenced, and (b) pending any such action, to hold such amounts as collateral to secure such indebtedness and obligations of the Borrower to the Bank and to return as unpaid for insufficient funds any and all checks and other items drawn against any deposits so held as the Bank, in its sole discretion, may elect. The Borrower hereby grants to the Bank a security interest in all deposits and accounts maintained with the Bank to secure the payment of all such indebtedness and obligations of the Borrower to the Bank. 10.10 One Agreement. This Agreement and any related security or other agreements required by this Agreement constitute the entire agreement between the Borrower and the Bank with respect to each credit subject hereto and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof. In the event of any conflict between this Agreement and any other agreements required by this Agreement, this Agreement will prevail. PURSUANT TO UTAH CODE SECTION 25-5-4, THE BORROWER IS NOTIFIED THAT THIS AGREEMENT AND ANY OTHER AGREEMENTS REQUIRED BY THIS AGREEMENT ARE A FINAL EXPRESSION OF THE AGREEMENT BETWEEN THE BANK AND THE APPLICABLE OBLIGORS, AND THESE AGREEMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY ALLEGED ORAL AGREEMENT. 10.11 Notices. Unless otherwise provided in this Agreement or in another agreement between the Bank and the Borrower, all notices required under this Agreement shall be personally delivered or sent by first class mail, postage prepaid, or by overnight courier, to the addresses on the signature page of this Agreement, or sent by facsimile to the fax number(s) listed on the signature page, or to such other addresses as the Bank and the Borrower may specify from time to time in writing (any such notice a “Written Notice”). Written Notices shall be effective (i) if mailed, upon the earlier of receipt or five (5) days after deposit in the U.S. mail, first class, postage prepaid, (ii) if telecopied, when transmitted, or (iii) if hand-delivered, by courier or otherwise (including telegram, lettergram or mailgram), when delivered. In lieu of a Written Notice, notices and/or communications from the Bank to the Borrower may, to the extent permitted by law, be delivered electronically (i) by transmitting the communication to the electronic address provided by the Borrower or to such other electronic address as the Borrower may specify from time to time in writing, or (ii) by posting the communication on a website and sending the Borrower a notice to the Borrower’s postal address or electronic address telling the Borrower that the communication has been posted, its location, and providing instructions on how to view it (any such notice, an “Electronic Notice”).

29 ACTIVE 696074304v9 Electronic Notices shall be effective when the communication, or a notice advising of its posting to a website, is sent to the Borrower’s electronic address. 10.12 Headings. Article and paragraph headings are for reference only and shall not affect the interpretation or meaning of any provisions of this Agreement. 10.13 Borrower/Obligor Information; Reporting to Credit Bureaus. The Borrower authorizes the Bank at any time to verify or check any information given by the Borrower to the Bank, check the Borrower’s credit references, verify employment, and obtain credit reports and other credit bureau information from time to time in connection with the administration, servicing and collection of the loans under this Agreement. The Borrower agrees that the Bank shall have the right at all times to disclose and report to credit reporting agencies and credit rating agencies such information pertaining to the Borrower and all other Obligors as is consistent with the Bank’s policies and practices from time to time in effect. 10.14 Customary Advertising Material. The Borrower consents to the publication by the Bank of customary advertising material relating to the transactions contemplated hereby using the name, product photographs, logo or trademark of the Borrower. 10.15 Acknowledgement Regarding Any Supported QFCs. To the extent that this Agreement and any document executed in connection with this Agreement (collectively, “Loan Documents”) provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the Governing Law State and/or of the United States or any other state of the United States): (a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special

30 ACTIVE 696074304v9 Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. (b) As used in this paragraph, the following terms have the following meanings: “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party. “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement. 10.16 Amendments. This Agreement may only be amended by a writing signed by the parties hereto; which, to the extent expressly agreed to by the Bank in its discretion, may include being amended by an Electronic Record signed by the parties hereto using Electronic Signatures pursuant to the terms of this Agreement.

31 ACTIVE 696074304v9 10.17 Electronic Records and Signatures. This Agreement and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement (each a “Communication”), including Communications required to be in writing, may, if agreed by the Bank, be in the form of an Electronic Record and may be executed using Electronic Signatures, including, without limitation, facsimile and/or .pdf. The Borrower agrees that any Electronic Signature (including, without limitation, facsimile or .pdf) on or associated with any Communication shall be valid and binding on the Borrower to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered to the Bank. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Bank of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Bank may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of the Bank’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Bank is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Bank pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Bank has agreed to accept such Electronic Signature, the Bank shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Obligor without further verification and (b) upon the request of the Bank any Electronic Signature shall be promptly followed by a manually executed, original counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time. [Signature Page Follows]

SIGNATURE PAGE TO LOAN AGREEMENT USA PATRIOT ACT NOTICE Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account or obtains a loan. The Bank will ask for the Borrower’s legal name, address, tax ID number or social security number and other identifying information. The Bank may also ask for additional information or documentation or take other actions reasonably necessary to verify the identity of the Borrower, guarantors or other related persons.

ACTIVE 696074304v9 SCHEDULE A FEES (a) Waiver Fee. If the Bank, at its discretion, agrees to waive or amend any terms of this Agreement, the Borrower will, at the Bank’s option, pay the Bank a fee for each waiver or amendment in an amount advised by the Bank at the time the Borrower requests the waiver or amendment. Nothing in this paragraph shall imply that the Bank is obligated to agree to any waiver or amendment requested by the Borrower. The Bank may impose additional requirements as a condition to any waiver or amendment. (b) Late Fee. To the extent permitted by law, the Borrower agrees to pay a late fee in an amount not to exceed four percent (4.00%) of any payment that is more than fifteen (15) days late. The imposition and payment of a late fee shall not constitute a waiver of the Bank’s rights with respect to the default. (c) Returned Payment Fee. The Bank, in its discretion, may collect from the Borrower a returned payment fee each time a payment is returned or if there are insufficient funds in the designated account when a payment is attempted through automatic payment. (d) Letter of Credit Fees. Unless otherwise agreed in writing, the Borrower agrees to pay to the Bank, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Bank relating to Letters of Credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable. (e) Unused Commitment Fee. The Borrower agrees to pay a fee on any difference between the Commitment and the amount of credit it actually uses, determined by the daily amount of credit outstanding during the specified period. The fee will be calculated at 0.25% per year. This fee is due on June 30, 2024, and on the last day of each following quarter until expiration of the availability period.

ACTIVE 696074304v9 EXHIBIT A FORM OF BORROWER REQUEST FOR ADVANCE/PAYBACK

ACTIVE 696074304v9 EXHIBIT B FORM OF COMPLIANCE CERTIFICATE